UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                  Act of 1934.


                        Date of Event: September 3, 2003
                        (date of earliest event reported)


                                Axia Group, Inc.
                                ----------------
             (Exact name of registrant as specified in its charter)


                                     Nevada
         (State or other jurisdiction of incorporation or organization)



        001-09418                                87-0509512
        ---------                                ----------
 (Commission File Number)           (IRS Employer Identification Number)

                 268 West 400 South, Suite 300, Salt Lake City,
                   Utah 84101 (Address of principal executive
                                    offices)

                                 (801) 575-8073
                                 --------------
              (Registrant's telephone number, including area code)






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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

On September 3, 2003, Axia Group, Inc. (AXGR) placed First Colonial Trust (Colonial) on notice of its intent to terminate the Offshore Stock Purchase Agreement (the "Agreement") which it entered into on July 9, 2003. AXGR and Colonial will spend the next 30 days resolving any differences and ensuring that all offshore investors receive the share certificates owed them.

AXGR is terminating its relationship after careful consideration of several factors. One of these factors is a subpoena that AXGR's president and former subsidiary Hudson Consulting Group, Inc. received from the United States Securities and Exchange Commission. This subpoena referenced a formal investigation initiated against Stem Genetics, Inc., a client of Hudson Consulting Group, Inc. for which either Colonial and/or The Sukumo Group was reselling securities, pursuant to Regulation S of the Securities Act of 1933. Based upon AXGR's due diligence, Colonial and The Sukumo Group appear to be under common control.

The subpoena was received prior to AXGR entering into its relationship with Colonial. Consequently, AXGR requested that Colonial produce additional proof of compliance with the applicable securities laws prior to entering into the Agreement. AXGR received representation letters from Colonial and a generalized legal opinion with respect to selling practices of The Sukumo Group from Sukumo's counsel with respect to its relationship with NCI Holdings, Inc. another client of Hudson Consulting Group, Inc. In addition, AXGR was informed by a U.S. consultant that Colonial's selling practices based upon physical observations appeared to comport with the civil anti fraud rules under U.S. law.

AXGR continued to conduct further due diligence on Colonial, and as a result of these investigations AXGR subsequently became aware of a news article that listed Colonial as an unauthorized investment firm which targeted United Kingdom investors. The ramifications of being an unauthorized firm in the UK are being explored and are not fully understood by AXGR as of the date of this filing. In any event, AXGR received further assurances from Colonial that their selling practices comported with laws in those countries where Colonial operated.

Another client of Hudson Consulting Group, Inc., Diversified Financial Resources Corporation, contacted The Financial Services Authority (FSA) (the United Kingdom's equivalent to the United States Securities and Exchange Commission). The only information gleaned from the FSA was that UK investors had expressed concern about receiving their share certificates, and an unconfirmed allegation that Sukumo representatives may have not represented that shares being sold by Sukumo were restricted.

To date, AXGR has received no complaints concerning any selling practices of Colonial. In addition, AXGR is aware of no complaints lodged against Stem Genetics, Inc, Diversified Financial Resources, Inc. or NCI Holdings, Inc. However, AXGR has been made aware that Sukumo has been unable to fully comply with the due diligence requirements submitted by Diversified Financial Resources, Inc's outside US counsel. As a result of speculation and circumstantial factors concerning Colonial and Sukumo, AXGR has made the decision to terminate the Offshore Stock Purchase Agreement with Colonial at the direction of its president and director, Richard Surber.

AXGR addressed the issue of the trade-ability of the AXGR securities in its Form 10QSB disclosure document for the period ended June 30, 2003 a hard copy of which will be sent to all UK investors which Colonial may have resold AXGR stock to. It should also be noted that these disclosure documents are available via the internet at www.sec.gov. AXGR will use its best efforts to ensure that all UK investors receive the shares owed them.

AXGR's ability to complete its plans to identify and conclude the acquisition of new operations or a business may be substantially impaired as result of canceling the Offshore Stock Purchase unless AXGR

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can find other sources of financing in the immediate future. AXGR will continue its diligent search for a reverse merger candidate.

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axia Group, Inc.


Signature                                            Date


/s/ Richard Surber
-----------------------------------
Richard Surber                                       September 3, 2003
as CEO, President and Director



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